Exhibit 10.100

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN IN-DEFINITE PERIOD OF TIME.  THE ISSUER OF THIS SECURITY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.
UNSECURED PROMISSORY NOTE

$2,900,000	Issue Date: October 30, 2017
Minneapolis, Minnesota

Subject to the terms and conditions of this Promissory Note (this "Note"), for value received, OrangeHook, Inc., a Florida corporation (the "Company"), hereby promises to pay to the order of Whitney Peyton (the "Holder"), the principal sum of two million nine hundred thousand dollars ($2,900,000) (the "Principal Amount"), together with interest thereon as indicated below.

1.     Maturity.  The Company shall pay the outstanding principal and all accrued interest thereon in full on October 30, 2018 (the "Initial Maturity Date"); provided, however, that the Company shall have the right to extend this Note for one additional one-year period (the "Extended Maturity Date") by providing the Holder written notice of its intent to extend no less than ten (10) days prior to the Initial Maturity Date (the Initial Maturity Date and Extended Maturity Date collectively referred to as the "Maturity Date").
2.     Interest.  Interest shall accrue from the date hereof on the unpaid Principal Amount of this Note from time to time outstanding at a fixed rate of nine and 99/100 percent (9.99%) per annum through the Maturity Date, or the date of prepayment, whichever occurs first. Interest shall be computed on the actual number of days elapsed in a 365-day year and shall not be compounded.  All payments will be applied first to accrued interest until all then outstanding accrued interest has been paid in full, and then to the repayment of principal until all principal has been paid in full. Any remaining accrued interest shall be payable in full on the Maturity Date.
3.     Payments and Prepayment.  The Company will make quarterly interest payments in arrears beginning January 10, 2018 and on the 10th day of the first month of each calendar quarter thereafter while the Note remains in effect. The Company may prepay this Note, including outstanding principal and interest, at any time without penalty or premium.
4.     Default.  The term "Event of Default" as used herein shall mean either of the following events:
a.	Failure of the Company to pay the Principal Amount or any accrued interest when due and within ten (10) business days after of the Company's receipt of written notice by the Holder.

b.	The Company voluntarily terminates operations or consents to the appointment of a receiver, trustee or similar person with respect to all or a substantial part of its assets.
c.	The Company admits its inability to pay its debts as they become due.
d.	The Company makes a general assignment for the benefit of its creditors; or
e.
The Company files a voluntary petition in bankruptcy, or a decree or other order by a court of competent jurisdiction shall have been entered adjudging the Company bankrupt or insolvent under the provisions of the United States Bankruptcy Code or applicable insolvency law or statute providing for the modification or adjustment of the rights of creditors, and such degree or order shall have continued undischarged or unstayed for a period of sixty (60) days.

If any Event of Default shall occur, the Holder may by written notice to the Company declare the entire unpaid principal amount and any interest accrued thereon due and payable immediately.
5.     Unsecured Indebtedness.  This Note represents general, unsecured obligations of the Company and will rank on parity with all other unsecured indebtedness of the Company.
6.     No Recourse Against Others.  No director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Company under the Note or for any claim based on, in respect of or by reason of such obligations or their creation.  The Holder, by accepting this Note, waives and releases all such liability as part of the consideration for this issue of this Note.
7.     Amendments and Waivers.  Any term of this Note may be amended only with the written consent of the Company and the Holder.
8.     Governing Law.  This Note is made in and shall be interpreted and enforced in accordance with the internal laws of the State of Minnesota without giving effect to its principles or provisions regarding choice of law.  Jurisdiction and venue of any litigation arising out of this Note will be exclusively in the Hennepin County District Court of the State of Minnesota or the United States District Court for the District of Minnesota located in Minneapolis, Minnesota.  Company and Holder submit to the personal jurisdiction of such courts and waives any argument that either such court is an inconvenient forum.
9.     Usury.  In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of the Principal Amount and applied against the Principal Amount of this Note.
10.     Waiver.  Company hereby waives presentment, protest, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note.
11.     Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

12.     Notices.  All notices and demands under this Note will be in writing sent by United States mail, registered or certified postage prepaid, or by a reputable overnight courier service (such as Federal Express), with such notice addressed to the recipient at the recipient's address set forth in the Participation Agreement. Such notices will be effective three days after deposit in the United States mail as provided above or upon delivery by reputable overnight courier service as indicated in the records of such service.
13.     Assignment.  This Note, and the rights and obligations hereunder, are not assignable by the Holder without the prior written consent of the Company.
14.     Headings.  All references in this Note to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

[Signature Page Follows].

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ORANGEHOOK, INC.

By: /s/ David C. Carlson
     David C. Carlson
     Chief Financial Officer